As filed with the Securities and Exchange Commission on January 6, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
First Western Financial, Inc.
(Exact name of registrant as specified in its charter)
Colorado	37-1442266
(state or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1900 16th Street, Suite 1200
Denver, Colorado 80202
(303) 531-8100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Scott C. Wylie
Chairman, Chief Executive Officer and President
1900 16th Street, Suite 1200
Denver, Colorado 80202
(303) 531-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Christian E. Otteson
Kurt A. Leeper
Otteson Shapiro LLP
7979 E. Tufts Avenue, Suite 1600
Denver, Colorado 80237
(720) 488-0220

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. see the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller Reporting Company ☒
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Being Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock(4)(5)
Preferred stock(4)
Senior debt securities and subordinated debt securities(4)
Warrants(6)
Depositary shares(4)(7)
Units(8)
Total	$100,000,000	100%	$100,000,000	$9,270

(1)
Pursuant to General Instruction II (D) of Form S-3, such indeterminate number or principal amount of preferred stock, common stock, debt securities (including senior debt securities and subordinated debt securities), warrants, depositary shares and units of First Western Financial, Inc. not to exceed $100,000,000 maximum aggregate offering price exclusive of accrued interest and dividends, if any. The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)
Estimated solely for purposes of computing the registration fee and exclusive of accrued interest and dividends, if any.

(3)
The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(4)
Shares of preferred stock, depositary shares or common stock may be issuable upon conversion of debt securities registered hereunder. No separate consideration will be received for such preferred stock, depositary shares or common stock.

(5)
Shares of common stock may be issuable upon conversion of shares of preferred stock registered hereunder. No separate consideration will be received for such shares of common stock.

(6)
Warrants will represent rights to purchase debt securities, common stock or preferred stock registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(7)
In the event that First Western Financial, Inc. elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under any such agreement.

(8)
Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may be or may not be separable from one another.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
Neither the Securities and Exchange Commission nor any state securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, dated January 6, 2022
PROSPECTUS
$100,000,000
First Western Financial, Inc.
Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Depositary Shares
Warrants
Units
We may offer and sell from time to time, separately or together, in multiple series or in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, depositary shares and units, up to a maximum aggregate offering price of $100,000,000.
We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
This prospectus provides you with a general description of the securities that we may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the securities and sale and may add to or update the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.
Our common stock is traded on NASDAQ Global Select Market under the trading symbol “MYFW.” The last reported sale price of the common stock on January 4, 2022 was $31.20 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.
Investing in our securities involves risks. See “Risk Factors” on page 5.
The offered securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus, in any related prospectus and in information incorporated by reference into this prospectus and any related prospectus that are not historical facts may constitute forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook, “ or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control, particularly with regard to developments related to COVID-19. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:
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The impact of the COVID-19 pandemic and actions taken by governmental authorities in response to the pandemic;

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geographic concentration in Colorado, Arizona, Wyoming and California;

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changes in the economy affecting real estate values and liquidity;

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our ability to continue to originate residential real estate loans and sell such loans;

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risks specific to commercial loans and borrowers;

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claims and litigation pertaining to our fiduciary responsibilities;

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competition for investment managers and professionals and our ability to retain our associates;

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fluctuation in the value of our investment securities;

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the terminable nature of our investment management contracts;

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changes to the level or type of investment activity by our clients;

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investment performance, in either relative or absolute terms;

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changes in interest rates;

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the adequacy of our allowance for loan losses;

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weak economic conditions and global trade;

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legislative changes or the adoption of tax reform policies;

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external business disruptors in the financial services industry;

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liquidity risks;

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our ability to maintain a strong core deposit base or other low-cost funding sources;

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continued positive interaction with and financial health of our referral sources;

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retaining our largest trust clients;

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our ability to achieve our strategic objectives;

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competition from other banks, financial institutions and wealth and investment management firms;

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our ability to implement our internal growth strategy and manage the risks associated with our anticipated growth;

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the acquisition of other banks and financial services companies and integration risks and other unknown risks associated with acquisitions;

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the accuracy of estimates and assumptions;

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our ability to protect against and manage fraudulent activity, breaches of our information security, and cybersecurity attacks;

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our reliance on communications, information, operating and financial control systems technology and related services from third-party service providers;

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technological change;

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our ability to attract and retain clients;

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unforeseen or catastrophic events, including pandemics, terrorist attacks, extreme weather events or other natural disasters;

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new lines of business or new products and services;

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regulation of the financial services industry;

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legal and regulatory proceedings, investigations and inquiries, fines and sanctions;

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limited trading volume and liquidity in the market for our common stock;

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fluctuations in the market price of our common stock;

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potential impairment of goodwill recorded on our balance sheet and possible requirements to recognize significant charges to earnings due to impairment of intangible assets;

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actual or anticipated issuances or sales of our common stock or preferred stock in the future;

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the initiation and continuation of securities analysts’ coverage of the Company;

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future issuances of debt securities;

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our ability to manage our existing and future indebtedness; and

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available cash flows from the First Western Trust Bank.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the section titled Risk Factors in Part I, Item 1A of our Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) and updated in our Quarterly Reports on Form 10-Q and other filings submitted to the SEC. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUMMARY
About This Prospectus
This prospectus is part of a “shelf” registration statement that we have filed under the Securities Act of 1933, as amended (the “Securities Act”), with the SEC. Under this shelf registration statement, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
As used in this prospectus, the terms “First Western,” the “Company,” “we,” “our,” and “us” refer to First Western Financial, Inc. and our consolidated subsidiaries, unless the context indicates otherwise; the terms “Bank” refers to First Western Trust Bank. This prospectus includes our trademarks and other trade names identified herein. All other trademarks and trade names appearing in this prospectus are the property of their respective holders.
You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.
About First Western Financial, Inc.
First Western Financial, Inc. is a financial holding company headquartered in Denver, Colorado. We provide a fully integrated suite of wealth management services on our private trust bank platform, which includes a comprehensive selection of deposit, loan, trust, wealth planning and investment management products and services. We believe our integrated business model distinguishes us from other banks and non-bank financial services companies in the markets in which we operate.
Our mission is to be the best private bank for the Western wealth management client. We believe that the “Western wealth management client” shares our entrepreneurial spirit and values our sophisticated, high-touch integrated financial services that are tailored to meet their specific needs. Our target clients include successful entrepreneurs, professionals and other high net worth individuals or families, along with their businesses and philanthropic organizations. We offer our services through a branded network of boutique private trust bank offices, loan production offices, and trust offices, which we believe are strategically located in affluent and high-growth markets in fifteen locations across Colorado, Arizona, Wyoming and California.
We generate a significant portion of our revenues from non-interest income, which we produce from our trust, investment management and other advisory services as well as through the origination and sale of mortgage loans.
We believe that we have developed a unique approach to private banking to best serve our Western wealth management clients primarily as a result of the combination of the following factors:
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Offering sophisticated wealth management products and services, including traditional banking as well as trust, wealth planning, investment management and other related services often provided by larger financial institutions with the high-touch and personalized experience that is typically associated with community and trust banks;

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Delivering services through our strategically located private trust bank offices, which we refer to internally as “profit centers”; and

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Using our relationship-based team approach to become a “trusted advisor” to our clients by understanding their investment management, ultimate goals and banking needs and tailoring our products and services to meet those needs.

Our address is 1900 16th Street, Suite 1200, Denver, Colorado 80202 and our telephone number at that location is (303) 531-8100. You can find additional information regarding First Western Financial, Inc. in its filings with the SEC referenced in the section of this document titled “Where You Can Find More Information”.

RISK FACTORS
You should carefully consider the risks described in the documents incorporated by reference in this prospectus, before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and (iii) documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus.
USE OF PROCEEDS
Unless we otherwise specify in a supplement to this prospectus, we intend to use the net proceeds from our sale of the securities covered by this prospectus for general corporate purposes, which may include refinancing, reducing or repaying debt; investments in the Bank and our other subsidiaries as regulatory capital; financing possible investments or acquisition; expansion of the business; and investments at the holding company level.
The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.
Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we expect to invest the proceeds in short-term obligations.
THE SECURITIES WE MAY OFFER
This prospectus contains a summary of the common stock, the preferred stock, the senior debt securities, the subordinated debt securities, the depositary shares, the warrants and the units that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material United States federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.
DESCRIPTION OF DEBT SECURITIES
We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the “senior trustee.” We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the “subordinated trustee.” The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the “indentures” and, together, the senior trustee and the subordinated trustee are referred to as the “trustees.” This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement, of which this prospectus forms a part, for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
The indentures:
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do not limit the amount of debt securities that we may issue;

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allow us to issue debt securities in one or more series;

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do not require us to issue all of the debt securities of a series at the same time; and

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allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “— subordination” and in the applicable prospectus supplement.
Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
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the title of the debt securities and whether they are senior or subordinated;

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the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

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the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or other securities of ours or the method by which any such portion shall be determined;

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if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or other securities of ours received on conversion;

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the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

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the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

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the date or dates, or the method for determining the date or dates, from which interest will accrue;

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the dates on which interest will be payable;

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the record dates for interest payment dates, or the method by which such dates will be determined;

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the persons to whom interest will be payable;

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the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;

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the place or places where the principal of, and any premium or make-whole amount, and interest on, the debt securities will be payable;

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where the debt securities may be surrendered for registration of transfer or conversion or exchange;

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where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

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the times, prices and other terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such obligation;

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the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

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whether the principal of, and any premium or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

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whether the debt securities will be in registered form, bearer form, or both, and (i) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (ii) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

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any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa, if permitted by applicable laws and regulations;

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whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may, or shall be required to, exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

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the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

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the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

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whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge;

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whether and under what circumstances the debt securities being offered are convertible into common stock or other securities of ours, as the case may be, including the conversion price or rate and the manner or calculation thereof;

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the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action; and

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any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.
Except as described under “— Merger, Consolidation or sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.
Neither the governing law nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.
Denomination, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.
Interest on the debt securities shall be computed on the basis of a 360-day year composed of 12 30-day months.
Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:
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exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

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surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time designate additional transfer agents for any series of debt securities.
Neither we, nor any trustee, will be required to:
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issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

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register the transfer of, or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

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issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets
The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:
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either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium or make-whole amount, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture;

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after giving effect to the transaction, there is no event of default under the applicable indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

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an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
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default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

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default in the payment of principal of, or any premium or make-whole amount on, any debt security of such series when due and payable unless such date has been extended or deferred;

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default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

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bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

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any other event of default provided with respect to a particular series of debt securities.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
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we have deposited with the applicable trustee all required payments of the principal, any premium or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

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all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium or make-whole amount, have been cured or waived.

The indentures require each trustee to give notice to the holders of debt securities within the later of 90 days after an event of default and 30 days after the event of default is actually known to a responsible officer of such trustee, unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities.
The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, and interest on, such debt securities at the respective due dates thereof.
The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
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is in conflict with any law or the applicable indenture;

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may involve the trustee in personal liability; or

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may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
The indentures provide that modifications and amendments may be made only with the consent of the affected holders of a majority in principal amount of all outstanding debt securities issued under that indenture.
We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
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to evidence the succession of another person to us as obligor under such indenture;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

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to add events of default for the benefit of the holders of all or any series of debt securities;

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to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities;

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to make any change that does not adversely affect the rights of any securityholder in any material respect;

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to establish the form or terms of debt securities of any series;

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to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee; or

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to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture in any material respect.

Voting
The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities, the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof.
Subordination
Unless otherwise provided in the applicable prospectus supplement, subordinated debt securities will be subject to the following subordination provisions.
Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated debt securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated debt securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated debt securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated debt securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of ours. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated debt securities may recover less, ratably, than our general creditors.
No restrictions will be included in any indenture relating to subordinated debt securities upon the creation of additional senior debt.
If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:
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either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal of, and any premium or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;
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we have paid or caused to be paid all other sums payable; and

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an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we shall be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.
Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.
The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
No Recourse
There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future shareholders, employees, officers or directors.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF COMMON STOCK
The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our articles of incorporation and bylaws and the Colorado Business Corporation Act. The articles of incorporation and bylaws are incorporated by reference into this prospectus, and the following summary is qualified in its entirety by reference to such documents.
General
Under our articles of incorporation, we have the authority, without further shareholder action, to issue up to 90,000,000 shares of common stock, no par value. We may amend our articles of incorporation from time to time to increase the number of authorized shares of common stock. Any such amendment would require the approval of the majority of the votes entitled to be cast in respect of such capital stock.
As of November 1, 2021, we had 8,032,457 shares of common stock issued and outstanding. Our common stock is listed on NASDAQ under the symbol “MYFW.”
We may issue common stock from time to time. Our Board of Directors must approve the amount of stock we sell and the price for which it is sold. Holders of our common stock do not have any preferential rights or preemptive rights to buy or subscribe for capital stock or other securities that we may issue. Our common stock does not have any redemption or sinking fund provisions or any conversion rights.
Voting
Each holder of our common stock is entitled to one vote for each share held of record on all matters on which shareholders generally are entitled to vote, except as otherwise required by law. Rights of common stock to vote on certain matters may be subject to the rights and preferences of the holders of any outstanding shares of any preferred stock that we may issue. Our amended and restated articles of incorporation expressly prohibits cumulative voting.
Dividends and Other Distributions
Subject to certain regulatory restrictions and to the rights of holders of our preferred stock and any other class or series of stock having a preference as to dividends over the common shares then outstanding, dividends may be paid on the shares of common stock out of assets legally available for dividends, but only at such times and in such amounts as our board of directors shall determine and declare. Subject to applicable law, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, all shares of our common stock would be entitled to share, ratably in proportion to the number of shares held by them, in all of our remaining assets available for distribution to our shareholders after payment of creditors and subject to any prior distribution rights related to our preferred stock and any other class or series of stock having a preference over the common shares then outstanding. See “Supervision and Regulation — Regulation of the Company — Dividends.”
Preemptive Rights
Holders of our common stock do not have preemptive or subscription rights to acquire any authorized but unissued shares of our capital stock upon any future issuance of shares.
Other
Our holders of common stock have no conversion rights or other subscription rights. There are no other redemption or sinking fund provisions that are applicable to our common stock.
Transfer Agent
The transfer agent and registrar for the common stock is Philadelphia Stock Transfer, Inc.

DESCRIPTION OF PREFERRED STOCK
This section describes the general terms and provisions of shares of our preferred stock, no par value, that we may offer by this prospectus. We may issue preferred stock in one or more series; each series of preferred stock will have its own rights and preferences. We will describe in a prospectus supplement the specific terms of the series of any preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to those shares of preferred stock. This summary of terms is not complete. For additional information before you buy any preferred stock you should read our articles of incorporation and bylaws that are in effect on the date that we offer any preferred stock, as well as any applicable amendment to our articles of incorporation designating the terms of a series of preferred stock.
General
Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized but unissued shares of preferred stock will be available for issuance without further action by our shareholders. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designation, terms, preferences, limitations and relative rights thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased (but not above the total number of shares of preferred stock authorized under our amended and restated articles of incorporation) or decreased (but not below the number of shares thereof then outstanding) by resolution of the board of directors.
Without shareholder approval, we may issue shares of, or rights to purchase shares of, one or more series of our preferred stock that have been designated from time to time, the terms of which might adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock or other series of preferred stock by providing superior rights; dilute the ownership of the holders of our common stock; discourage unsolicited proposals to acquire us; or facilitate a particular business combination involving us. Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over our then market price.
We have four series of preferred stock authorized as of the date of this prospectus, the terms of which are summarized below. As of the date of this prospectus we had no shares of preferred stock issued or outstanding.
Capital Purchase Program Preferred Stock
General.   The terms of our Series A preferred stock, Series B preferred stock and Series C preferred stock (collectively, the “CPP preferred stock”) are substantially similar and are summarized below. Shares of the CPP preferred stock were previously issued to the United States Treasury pursuant to its Capital Purchase Program of the Emergency Economic Stabilization Act of 2008; however, as of the date of prospectus, we had no shares of any class of preferred stock issued or outstanding.
Ranking.   The CPP preferred stock ranks senior to our common stock as to dividend rights and as to rights upon our liquidation, dissolution or winding up. Each series of our preferred stock that composes the CPP preferred stock (i.e., the Series A preferred stock, Series B preferred stock and Series C preferred stock) rank on parity with each other series and with the Series D preferred stock rank on parity with our Series B preferred stock, Series C preferred stock and Series D preferred stock as to dividend rights and as to rights upon our liquidation, dissolution or winding up.
Dividend Rights.   Holders of shares of CPP preferred stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 9.0% per share on a liquidation preference of $1,000 per share of CPP preferred stock. Dividends are payable quarterly in arrears on each

February 15, May 15, August 15 and November 15, each a dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of 12 30-day months.
We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. In addition, we are subject to Colorado state laws relating to the payment of dividends.
So long as any shares of CPP preferred stock are outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in common stock. Subject to certain limited exceptions described in the certificates of designation describing the rights of holders of CPP preferred stock, we and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of its common stock or other junior stock unless it has paid in full all accrued dividends on the CPP preferred stock for all prior dividend periods.
On any dividend payment date for which dividends are not paid in full, or declared and funds set aside therefor, on the CPP preferred stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the CPP preferred stock), with respect to the CPP preferred stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.
Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors or a committee thereof may be declared and paid on our common stock and any other stock ranking equally with or junior to the CPP preferred stock from time to time out of any funds legally available for such payment, and the CPP preferred stock shall not be entitled to participate in any such dividend.
Liquidation Rights.   In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of CPP preferred stock would be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the CPP preferred stock would be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the CPP preferred stock.
If our assets are not sufficient to pay the total liquidation amount in full to all outstanding shares of CPP preferred stock and all outstanding shares of parity stock, the holders of CPP preferred stock and other shares of parity stock would share ratably in any such distribution in proportion to the full respective distributions to which they are entitled. If the total liquidation amount per share of CPP preferred stock has been paid in full to all holders of CPP preferred stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the CPP preferred stock would be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.
Redemption.   The CPP preferred stock is redeemable at any time, subject to the approval of the Federal Reserve, in whole or in part, subject to the procedures set forth in the certificates of designations. In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption. The CPP preferred stock is not subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of CPP preferred stock have no right to require the redemption or repurchase of the CPP preferred stock. If fewer than all of the outstanding shares of CPP preferred stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of CPP preferred stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable. Shares of CPP preferred stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock. All shares of the CPP preferred stock have been redeemed.
Voting Rights.   Except as indicated below or otherwise required by law, the holders of CPP preferred stock do not have any voting rights.
Election of Two Directors upon Non-Payment of Dividends.   If the dividends on the CPP preferred stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will automatically be increased by two. Holders of CPP preferred stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of any securities exchange on which our securities may be listed or traded. Upon the termination of the right of the holders of CPP preferred stock and voting parity stock to vote for preferred stock directors, the preferred stock directors would immediately cease to be qualified as directors, their term of office would terminate immediately and the number of our authorized directors would be reduced by the number of preferred stock directors that the holders of CPP preferred stock and voting parity stock had been entitled to elect. The holders of a majority of the shares of CPP preferred stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares of CPP preferred stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.
Other Voting Rights.   So long as any shares of CPP preferred stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our articles of incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of CPP preferred stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, is necessary for effecting or validating: (i) any amendment or alteration of our articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the CPP preferred stock with respect to payment of dividends or distribution of assets upon our liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the certificates of designations for the CPP preferred stock or our articles of incorporation so as to adversely affect the rights, preferences, privileges or voting powers of the CPP preferred stock; or (iii) any consummation of a binding share exchange or reclassification involving the CPP preferred stock or of a merger or consolidation of us with another entity, unless the shares of CPP preferred stock remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of CPP preferred stock or preference securities have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the CPP preferred stock, taken as a whole.
No Preemptive or Conversion Rights.   Holders of CPP preferred stock do not have any preemptive rights. CPP preferred stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.
Series D Preferred Stock
General.   As of the date of this prospectus, there were 150,000 shares of preferred stock designated as Series D preferred stock, of which no shares were issued and outstanding.

Ranking.   The Series D preferred stock ranks senior to our common stock as to dividend rights and as to rights upon our liquidation, dissolution or winding up. It ranks on parity with our Series A preferred stock, Series B preferred stock and Series C preferred stock as to dividend rights and as to rights upon our liquidation, dissolution or winding up.
Dividends.   Holders of shares of Series D preferred stock are entitled to receive when, as and if authorized by the board of directors and declared by us, out of legally available funds, on a non-cumulative basis, cash dividends at an annual rate of 9.00% of the $100 per share liquidation preference. Dividends are payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, each a dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year of 12 30-day months.
Dividends on the Series D preferred stock are non-cumulative. If our board of directors does not authorize and declare a dividend on the Series D preferred stock or if it authorizes and declares less than a full dividend in respect of any dividend period, the holders of Series D preferred stock have no right to receive any dividend or a full dividend, as the case may be, for such dividend period, and we will have no obligation to pay a dividend or to pay full dividends for that dividend period, whether or not dividends are authorized, declared and paid for any future dividend period with respect to the Series D preferred stock or the common stock or any other class or series of our preferred stock.
So long as any share of Series D preferred stock remains outstanding, (i) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any common stock or other securities ranking junior to the Series D preferred stock (other than a dividend payable solely in shares of such junior securities) and (ii) subject to certain limited exceptions set forth in the certificate of designations, no shares of common stock or other junior securities shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, unless, in each case, the full dividends for the most recent dividend payment date on all outstanding shares of Series D preferred stock and parity securities have been paid or declared and a sum sufficient for the payment thereof has been set aside.
Liquidation.   In the event we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of Series D preferred stock at the time shall be entitled to receive liquidating distributions in the amount of $100 per share of Series D preferred stock, plus an amount equal to any authorized and declared but unpaid dividends thereon for only the then-current dividend period accrued through the date of such liquidation, out of assets legally available for distribution to our shareholders, before any distribution of assets is made to the holders of our common stock or any other junior securities. After payment of the full amount of such liquidating distributions, the holders of Series D preferred stock will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any of our remaining assets.
In the event our assets available for distribution to shareholders upon our liquidation or dissolution or the winding up of our affairs, whether voluntary or involuntary, is insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series D preferred stock and the corresponding amounts payable on any parity securities, holders of Series D preferred stock and the holders of such parity securities shall share ratably in any distribution of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
Our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business will not constitute our liquidation, dissolution or winding up.
Maturity.   The Series D preferred stock is perpetual unless converted or redeemed in accordance with the certificate of designations.
Redemption.   Holders of the Series D preferred stock have no right to require us to redeem or repurchase the Series D preferred stock and such shares are not subject to any sinking fund or similar obligation. The Series D preferred stock is redeemable at our option, at any time and from time to time, upon not less than 30 nor more 60 days’ notice by mail, at a redemption price of $100 per share, plus accrued and unpaid dividends, if any, for the then-current dividend period to the date fixed for redemption. If less than all of the outstanding shares of the Series D preferred stock are to be redeemed at our option, the total number of shares to be redeemed in such redemption shall be determined by the board of directors, and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the board of directors or by such other method as the board of directors may approve and deem fair and appropriate.
Conversion.   Each share of Series D preferred stock was initially convertible at the option of the holder thereof, at any time after the issuance of such shares, into 3.7 shares of fully paid and non-assessable shares common stock. Such conversion rate will be adjusted in accordance with the terms of the certificate of designations from time to time, if at any time after the issuance of any shares of Series D preferred stock, (i) the outstanding shares of our common stock are subdivided into a greater number of such shares, then the number of shares of common stock into which each share of Series D preferred stock may be converted shall be proportionately increased, and, conversely, if, at any time after the issuance of any shares of Series D preferred stock, the outstanding shares of our common stock are combined into a smaller number of such shares, then the number of shares of common stock into which each share of Series D preferred stock may be converted shall be proportionately decreased, such increase or decrease, as the case may be, (ii) our common stock issuable upon the conversion of the Series D preferred stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise, in any such event each holder of Series D preferred stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of shares of common stock into which such shares of Series D preferred stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof, or (iii) our common stock is converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise, as a part of such transaction, provision shall be made so that the holders of the Series D preferred stock shall thereafter be entitled to receive upon conversion thereof the number of shares of stock or other securities or property to which a holder of the maximum number of shares of common stock deliverable upon conversion would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof.
We shall not be a party to any reorganization, merger or consolidation in which we are not the surviving entity unless the entity surviving such transaction assumes all of our obligation with respect to the conversion of the Series D preferred stock set forth in the certificate of designations in a manner reasonably satisfactory to the board of directors acting in good faith.
Voting Rights.   Except as indicated below or otherwise required by law, holders of Series D preferred stock do not have any voting rights. Unless the vote or consent of the holders of a greater number of shares is then required by law, the affirmative vote or consent of the holders of at least a majority of the aggregate liquidation preference of the Series D preferred stock and of the shares of any parity stock at the time outstanding, voting together as a single class without regard to series, will be necessary for authorizing, effecting or validating any variation or abrogation of the powers, preferences, rights, privileges, qualifications, limitations and restrictions of the Series D preferred stock or any such other series of parity stock. Notwithstanding the foregoing, we may, without the consent or sanction of the holders of Series D preferred stock, (i) authorize or issue capital stock ranking, as to dividend rights and rights on liquidation, winding up and dissolution, senior to, on a parity with or junior to the Series D preferred stock and (ii) amend our articles of incorporation to increase the number of authorized shares of preferred stock.
Terms
You should refer to the prospectus supplement relating to the offering of a class or series of preferred stock or the certificate of designations designating the class or series of preferred stock for the specific terms of that class or series, including:
•
the distinctive class or serial designation and the number of shares constituting such class or series;

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the dividend rates or the amount of dividends to be paid on the shares of such class or series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

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the voting powers, full or limited, if any, of the shares of such class or series;

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whether the shares of such class or series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

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the amount or amounts payable upon the shares of such class or series and any preferences applicable thereto in the event of our voluntary or involuntary liquidation, dissolution or winding up;

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whether the shares of such class or series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

•
whether the shares of such class or series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of our stock and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

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the price or other consideration for which the shares of such class or series shall be issued;

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whether the shares of such class or series which are redeemed or converted shall have the status of authorized but unissued shares of undesignated preferred stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

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such other powers, preferences, rights, qualifications, limitations and restrictions thereof as our Board of Directors may deem advisable.

Transfer Agent
The transfer agent and registrar for the preferred stock is Philadelphia Stock Transfer, Inc.

DESCRIPTION OF DEPOSITARY SHARES
This section describes the general terms and provisions of the depositary shares offered by this prospectus. The applicable prospectus supplement will describe the specific terms of any issuance of depositary shares. You should read the particular terms of any depositary shares we offer in any prospectus supplement, together with the more detailed form of deposit agreement, including the form of depositary receipt relating to the depositary shares, which will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. The prospectus supplement also will state whether any of the terms summarized below do not apply to the depositary shares being offered.
General
We may offer fractional, rather than full shares of preferred stock. If we exercise this option, we will provide for the issuance by a depositary to the public of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be stated in the applicable prospectus supplement relating to a particular series of the preferred stock) in a share of a particular series of the preferred stock.
We will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and a bank or trust company selected by us, known as a depositary, having its principal office in the United States, and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will provide the name and address of the depositary, subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. These rights include any dividend, voting, redemption, conversion and liquidation rights.
While the final depositary receipts are being prepared, we may order the depositary, in writing, to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. This will entitle the holders to all the rights relating to the final depositary receipts. Final depositary receipts will be prepared without unreasonable delay, and the holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.
Withdrawal of Preferred Stock
If you surrender depositary receipts at the principal corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), you are entitled to receive at that office, should you so request, the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver a number of depositary receipts evidencing a number of depositary shares that represent more than a whole number of depositary shares of preferred stock to be withdrawn, the depositary will issue you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of preferred stock will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary shares in exchange for those withdrawn shares of preferred stock. We cannot assure you that a market will exist for the withdrawn preferred stock.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received for the preferred stock (less any taxes required to be withheld) to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares that the holders own on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum that the depositary receives for distribution to record holders of depositary shares.
If there is a distribution other than in cash, the depositary will distribute property to the record holders of depositary shares that are entitled to it, unless the depositary determines that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to holders of depositary shares.
Conversion and Exchange
Unless the applicable prospectus supplement indicates otherwise, the series of preferred stock underlying the depositary shares will not be convertible or exchangeable into any other class or series of our capital stock.
Redemption of Deposited Preferred Stock
If a series of preferred stock underlying the depositary shares is subject to redemption, we will redeem the depositary shares from the redemption proceeds received by the depositary, in whole or in part, on the series of preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. When we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the redemption will be made in a manner that our Board of Directors decides is equitable.
From and after the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of depositary shares will cease, except the right to receive money or property that the holders of the depositary shares were entitled to receive on redemption. The payments will be made when holders surrender their depositary receipts to the depositary.
Voting of Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary on how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will try, if practicable, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received, and we will take all action that the depositary may consider necessary to enable the depositary to do so. The depositary will not vote any preferred stock if it does not receive specific instructions from the holders of depositary shares relating to the preferred stock.
Taxation
Owners of depositary shares will be treated for United States federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for United States federal income tax purposes, they will have the income and deductions to which they would have been entitled if they were holders of the preferred stock. In addition:
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no gain or loss will be recognized for federal income tax purposes when preferred stock is withdrawn in exchange for depositary shares as provided in the deposit agreement;

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the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, at the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and

•
the holding period for the preferred stock in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period during which the person owned the depositary shares.

Amendment and Termination of the Deposit Agreement
Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. A deposit agreement may be terminated by either the depositary or us only if:
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all outstanding depositary shares relating to the deposit agreement have been redeemed; or

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there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us. We also may remove the depositary at any time. Resignations or removals will be effective when a successor depositary is appointed, and when the successor accepts the appointment. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States, and having a combined capital and surplus of at least $50 million.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock.
Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties described in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to the depositary and us. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
General
We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the periods during which, and places at which, the warrants are exercisable;

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the manner of exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement;

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the price or prices at which such units will be issued;

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the applicable U.S. federal income tax considerations relating to the units;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common stock,” “Description of Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

PLAN OF DISTRIBUTION
We may sell securities:
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through underwriters;

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through dealers;

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through agents;

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directly to purchasers; or

•
through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•
at a fixed price, or prices, which may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.
If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Securities Exchange Act of 1934 (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.
LEGAL MATTERS
The validity of the securities we are offering will be passed upon for us by Otteson Shapiro LLP, Denver, Colorado.
EXPERTS
The consolidated financial statements of First Western Financial, Inc. as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein, in reliance upon the reports of Crowe LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-38595. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (1) on or after the date of filing of the registration containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 12, 2021;

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Quarterly Report on Form 10-Q for the periods ended March 31, 2020, filed on May 6, 2021, June 30, 2020, filed on August 6, 2021 and September 30, 2021, filed on November 5, 2021;

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Current Reports on Form 8-K, filed on February 4, 2021, June 10, 2021, July 22, 2021, September 1, 2021 and January 3, 2022;

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Portions of our Proxy Statement filed on April 29, 2021 that have been incorporated by reference into our Annual Report on Form 10-K; and

•
The description of our common stock contained in our registration statement on Form S-1, filed with the SEC on Form S-1, filed with the SEC on June 19, 2018, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following: First Western Financial, Inc., 1900 16th Street, Suite 1200, Denver, Colorado 80202, Attention: Corporate Secretary. Our telephone number is (303) 531-8100.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated into this registration statement exhibits. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.
Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information relating to us contained in this prospectus should be read together with the information contained in any prospectus supplement and in the documents incorporated in this prospectus and any prospectus supplement by reference.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement under the Securities Act that registers the offer and sale of the securities offered by this prospectus. This prospectus is part of the registration statement, but the registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov and on our website at http://www.myfw.com. Except as specifically incorporated by reference in this prospectus, information on those websites is not part of this prospectus.
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. see “Description of Common Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock that has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Written requests for such copies should be directed to: First Western Financial, Inc., 1900 16th Street, Suite 1200, Denver, Colorado 80202, Attention: Corporate Secretary.

$100,000,000
First Western Financial, Inc.
Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Depositary Shares
Warrants
Units
PROSPECTUS
           , 2022
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses payable by the registrant in connection with the registration of securities being registered under this Registration statement. All amounts except the SEC registration fee are estimates.
SEC Registration fee		$9,270
FINRA Filing Fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and related expenses		*
Transfer agent and trustee fees and expenses		*
Miscellaneous expenses		*
Total	$	*
	$	*

*
These fees are calculated based on the number of issuances and amount and type of securities offered. Because an indeterminate amount of different types of securities is covered by this registration statement, the expenses are not currently determinable.

Item 15.   Indemnification of Directors and Officers.
Under the Colorado Business Corporation Act, a corporation’s articles of incorporation may eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director subject to certain limitations.
First Western’s amended and restated articles of incorporation provides that First Western’s directors are not liable to First Western or its shareholders for monetary damages for an act or omission in their capacity as a director to the fullest extent provided by applicable Colorado law. A director may, however, be found liable for:
•
Any breach of the director’s duty of loyalty to First Western or to its shareholders;

•
Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
Voting for or assenting to an unlawful distribution;

•
Any transaction from which the director directly or indirectly derived an improper personal benefit; and

•
Acts or omissions for which the liability of the director is expressly provided by an applicable statute.

The Colorado Business Corporation Act provides that unless limited by its articles of incorporation, a corporation must indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.
The Colorado Business Corporation Act also permits corporations to indemnify present or former directors and representatives of other entities serving as such directors in certain situations where indemnification is not mandated by law; however, such permissive indemnification is subject to various limitations. Section 7-109-105 of the Colorado Business Corporation Act provides that a court may also order indemnification under various circumstances and Section 7-109-107 requires that unless otherwise provided by its articles of incorporation, officers must be indemnified to the same extent as directors.

First Western’s amended and restated articles of incorporation and bylaws also provide that First Western will indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of First Western against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of First Western or because he is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at First Western’s request. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to First Western’s directors, officers and controlling persons, First Western have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, First Western’s ability to provide indemnification to First Western’s directors and officers is limited by federal banking laws and regulations.
The Colorado Business Corporation Act permits First Western to purchase insurance on behalf of an existing or former officers, employees, directors or agents against any liability asserted against and incurred by that person in such capacity, or arising out of that person’s status in such capacity. Pursuant to this authority, First Western maintain such insurance for the officers, employees, directors and agents of First Western and its subsidiaries.
We have entered into indemnification agreements with the members of our board of directors, including our Chairman, Chief Executive Officer and President. Each indemnification agreement requires us to indemnify each of these directors as described above. We are also expressly required to advance certain expenses to our directors and officers and expressly permitted to carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. § 1828(k).
Reference is made to Item 9 below for the Company’s undertakings with respect to indemnification for liabilities arising under the Securities Act.
Item 16.   Exhibits.
Exhibit No.	Description
1.1	Form of Underwriting Agreement*
1.2	Form of Distribution Agreement (Debt securities)*
3.1	Amended and Restated Articles of Incorporation of First Western Financial, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1/A filed with the Commission on July 3, 2018)
3.2	Amended and Restated Bylaws of First Western Financial, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form S-1/A filed with the Commission on July 3, 2018)
4.1	Form of Indenture for senior Debt securities
4.2	Form of Indenture for subordinated Debt securities
4.3	Form of Senior Debt Security*
4.4	Form of Subordinated Debt Security*
4.5	Form of Warrant Agreement (Stock) (including form of warrant)*
4.6	Form of Warrant Agreement (Debt) (including form of warrant)*
4.7	Form of Deposit Agreement for Depositary shares*
4.8	Form of Depositary Receipt*
4.9	Form of Unit Agreement*

Exhibit No.	Description
4.10	Form of Unit Certificate*
4.11	Form of Certificate of Designation of Preferred Stock*
5.1	Opinion of Otteson Shapiro LLP
23.1	Consent of Crowe LLP, Independent Registered Public Accounting Firm
24.1	Powers of Attorney (included on signature page of this Registration statement)
25.1	Form T-1 statement of Eligibility of Trustee for senior Indenture under the Trust Indenture Act of 1939**
25.2	Form T-1 statement of Eligibility of Trustee for subordinated Indenture under the Trust Indenture Act of 1939**

*
To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this Registration statement.

**
To be filed pursuant to section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i)   (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b) (5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)   each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(8)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado on the 6th day of January, 2022.
FIRST WESTERN FINANCIAL, INC.
By:	/s/ Scott C. Wylie
Scott C. Wylie
Chief Executive Officer and President (principal executive officer)
By:	/s/ Julie A. Courkamp
Julie A. Courkamp
Chief Financial Officer (Principal Financial Officer)
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of First Western Financial, Inc., hereby severally constitute Scott C. Wylie and Julie A. Courkamp and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and any and all amendments (including post-effective amendments) to said registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and generally to do all such things in our names and in our capacities as officers and directors to enable First Western Financial, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Scott C. Wylie Scott C. Wylie	Chairman, Chief Executive Officer and President (principal executive officer)	January 6, 2022
/s/ Julie A. Courkamp Julie A. Courkamp	Director, Chief Financial Officer and Treasurer (principal financial and accounting officer)	January 6, 2022
/s/ Julie A. Caponi Julie A. Caponi	Director	January 6, 2022
/s/ David R. Duncan David R. Duncan	Director	January 6, 2022

Signature	Title	Date
/s/ Thomas A. Gart Thomas A. Gart	Director	January 6, 2022
/s/ Patrick H. Hamill Patrick H. Hamill	Director	January 6, 2022
/s/ Scott C. Mitchell Scott C. Mitchell	Director	January 6, 2022
/s/ Luke A. Latimer Luke A. Latimer	Director	January 6, 2022
/s/ Eric D. Sipf Eric D. Sipf	Director	January 6, 2022
/s/ Mark L. Smith Mark L. Smith	Director	January 6, 2022
/s/ Joseph C. Zimlich Joseph C. Zimlich	Director	January 6, 2022